Exhibit 10.22
LEASE EXTENSION AGREEMENT
THIS LEASE EXTENSION AGREEMENT (“Agreement”) is entered into this 31st day of July, 2006, by and between MACTARNAHAN LIMITED PARTNERSHIP, an Oregon limited partnership (“Landlord”), and PBC ACQUISITION, LLC, a Delaware limited liability company (“Tenant”).
Recital
     A. Landlord, as landlord, and Tenant, as tenant, entered into that certain Indenture of Lease (the “Brewery Lease”) dated effective July 31, 2004, for all portions of the Building located at 2730 NW 31st Avenue, Portland, Oregon, except portions of the first floor of said Building consisting of the “Alehouse” and “common areas”, which Premises are more particularly described in the Brewery Lease.
     B. The Brewery Lease was scheduled to terminate on July 31, 2006, unless Tenant exercised its option to extend the term as contained in the Brewery Lease. Tenant timely exercised the option to extend the term of the Brewery Lease. By this Agreement, the parties hereby set forth their agreement regarding the same.
Agreement
     For good and valuable consideration, the adequacy of which the parties hereby acknowledge, the parties hereby agree as follows:
     1. Capitalized Terms. Capitalized terms used in this Agreement shall have the same meaning as set forth in the Brewery Lease, except as otherwise expressly provided herein.
     2. Extension and Term of Extension. The Brewery Lease is hereby extended for an additional period of five (5) years, commencing on August 1, 2006, and terminating on July 31, 2011 (the “Renewal Term”); on and subject to all of the terms and conditions set forth in the Brewery Lease, except that (i) the number of options to extend the Brewery Lease under Article VI thereof shall be two instead of three, and (ii) Base Rent during the Renewal Term shall be $6,177.04 per month, payable in accordance with the provisions of the Brewery Lease.
     3. No Other Changes. Except as specifically provided herein to the contrary, all of the terms and conditions of the Brewery Lease shall remain in full force and effect. In the event of a conflict between the terms of this Agreement and the Brewery Lease, the terms of this Agreement shall control.
     4. Counterparts. This Agreement may be executed and delivered in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument; facsimile delivery of signatures is sufficient to form a binding agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

LANDLORD:		TENANT:

MACTARNAHAN LIMITED PARTNERSHIP,		PBC ACQUISITION, LLC, a Delaware
an Oregon limited partnership		limited liability company

By:	Harmer Mill & Logging Supply Co., an Oregon corporation, General Partner

By:	/s/ R. Scott MacTarnahan	By:	/s/ Jason Rees

Name:	R. Scott MacTarnahan	Name:	Jason Rees
Title:	Pres.	Title:	Manager

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